Exhibit 2 Agreement and Plan of Share Exchange

                      AGREEMENT AND PLAN OF SHARE EXCHANGE
                      ------------------------------------

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement"), made this _____ day of ________, 2002 by and among World Health Alternatives, Inc. ("WHAI"), a
Florida Corporation, Edward Siceloff, and Joseph Prugh, the sole officers, directors and majority shareholders of WHAI; and Better Solutions, ______.a
Pennsylvania _____________s ("Better Solutions, Inc. "), to the persons executing this Agreement listed on the signature page hereto (referred to collectively as "Shareholders " and individually as "Shareholder") who own 100%
of the outstanding shares of BETTER SOLUTIONS, INC.

WHEREAS, Shareholders own 100% of the issued and outstanding shares of the capital stock of BETTER SOLUTIONS, INC.;

WHEREAS, WHAI desires to acquire 100% of the issued and outstanding shares of
Common Stock of Better Solutions, Inc. in exchange for unissued shares of its
Common Stock (the "Common Stock") (the "Exchange Offer") so that Better
Solutions, Inc. will become a wholly owned subsidiary of WHAI; and

WHEREAS, Shareholders desire to exchange all of their shares of capital stock of
Better Solutions, Inc. solely in exchange for the shares of authorized but unissued Common Stock, $____ par value, of WHAI; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   ----------
                           SHARE EXCHANGE TRANSACTION
                           --------------------------

1.1 Tax Free Reorganization. Subject to the terms and conditions of this
Agreement 100% of the issued and outstanding Common Stock of Better Solutions,
Inc. shall be exchanged by the Shareholders, on a ____for____ basis, for shares of the Common Stock of WHAI. No revenue ruling or opinion of counsel will be sought as to the tax-free nature of the subject stock exchange and such tax treatment is not a condition to closing herein.

1.2 Better Solutions, Inc. as a Subsidiary. Pursuant to the terms and conditions of this Agreement, immediately after the Closing referenced herein, Better
Solutions, Inc. shall be a wholly owned subsidiary of WHAI.

1.3 Prior to Closing. Prior to closing, Edward G. Siceloff, the president and a director of WHAI shall retire 39,500,000 shares of the common stock of WHAI held by him. Joseph Prugh, a director of WHAI shall retire 8,000,000 shares of the common stock of WHAI held by him. After retiring these shares, Edward G.
Siceloff shall own 500,000 shares of the restricted common stock of WHAI and
3,000 unrestricted shares. Joseph Prugh shall own 6,000 unrestricted shares of the common stock of WHAI. After these shares are retired, WHAI shall have
3,987,400 shares of common stock outstanding.

1.4 Share Exchange. In exchange for all 100% of the issued and outstanding shares of Better Solutions, Inc. Common Stock, WHAI shall issue 33,000,000 shares [which shall after issuance represent 90% of the outstanding common stock of WHAI upon issuance] of its Common Stock to the Shareholders of Better
Solutions, Inc. at a ratio of ____ shares of the common stock of Better
Solutions, Inc., for ____ shares of the common stock of WHAI. After the issuance of the 33,000,000 to the shareholders of Better Solutions, Inc., WHAI will have
36,987,400 shares of common stock outstanding.

1.5 The Closing. The Closing of the transactions contemplated by this Agreement
(the "Closing") shall take place at a time agreed to by the parties on the tenth
(10th) business day following the earlier of (a) the satisfaction or waiver of all conditions to the obligations of the parties and the Shareholders to consummate the transactions contemplated herein (other than conditions with respect to actions the respective parties will take at the closing itself), or
(b) such other date as the parties hereto may mutually determine (the "Closing
Date"). However, the closing shall occur no later than twenty days after Better
Solutions Inc. receives its certified audit. Closing shall occur at the Law
Offices of Hamilton, Lehrer & Dargan, P.A. counsel to the Shareholders.

1.6  Procedure for Closing.
At Closing, or immediately thereafter the following will occur:
a) Shareholders shall surrender the certificates evidencing 100% of the shares of Better Solutions, Inc. stock, duly endorsed with Medallion Guaranteed stock powers so as to make WHAI the sole owner thereof;
b) WHAI will issue and deliver 33,000,000 shares of WHAI common stock in the name of Shareholders in accordance with this agreement.
c) Edward G. Siceloff, shall deliver a certificate for cancellation representing
39,500,000 shares of the common stock of WHAI held by him.
d) Joseph Prugh, shall deliver a certificate for cancellation representing
8,000,000 shares of the common stock of WHAI held by him.
e) Edward G. Siceloff and Joseph Prugh shall appoint Shareholders or their designees as Officers and Directors of WHAI and contemporaneously resign their positions with WHAI.

1.7 Dilution.
WHAI shall not for a period of six months (6) months of this Agreement enter into or enact any stock split or dissolve WHAI. This paragraph shall not prevent
WHAI from offering, selling or disposing of its securities in compliance with the Securities Act of 1933, as amended, whether through registration of its securities or available exemptions.

--------------------------             --------------------------
Edward Siceloff                        Richard McDonald

---------------------------            --------------------------
Joseph Prugh                           Marc Roup

                                    ARTICLE 2
                                    ---------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                   OF BETTER SOLUTIONS, INC. AND SHAREHOLDERS
                   ------------------------------------------

Better Solutions, Inc. and Shareholders hereby jointly and severally represent and warrant to WHAI that:

2.1 Organization Capital and Ownership of Shares of Better Solutions, Inc.
The authorized capital stock of Better Solutions Inc., consists of ___________
shares of Common Stock, $.___ par value, of which __________ shares of Common
Stock are outstanding and no shares of preferred stock, of which no shares of preferred stock are currently issued and outstanding. All of the issued and outstanding shares of Better Solutions, Inc., are duly and validly issued, fully paid, and nonassessable. Rich Mc Donald owns _______ representing fifty percent
(50% ) of the outstanding common stock of Better Solutions Inc., and Marc Roup owns ________ representing fifty percent (50% ) of the outstanding common stock of Better Solutions, Inc. Shareholders are the owners of record and beneficially of the number of shares of the Common Stock of Better Solutions, Inc., free and clear of all liens, rights, claims, and encumbrances, and which shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this
Agreement. There are no other shares of any class of Stock outstanding.

2.2 Articles of Incorporation and By-laws. The copy of the Certificate and
By-laws of Better Solutions, Inc. and any amendments to each, which have been delivered to WHAI are true, correct, and complete. The minute books of Better
Solutions, Inc. are true, correct, and complete.

2.3 Financial Statements. The Financial Statements fairly represent the financial position of Better Solutions, Inc. as of such date and the results of its operations for the period then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated herein. The books of account and other records of Better Solutions, Inc., financial or otherwise, are in all respects complete and correct and are maintained in accordance with good business and accounting practices.

2.4 Absence of Changes. Since the date of the most recent financial statements provided to WHAI there has not been any change in the financial condition or operations of Better Solutions, Inc. , except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse to
Better Solutions, Inc.;

2.5 Compliance With Laws. Better Solutions, Inc. has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of Better Solutions, Inc.

2.6 No Breach. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not:
a) violate any provision of the Certificate of Incorporation or Bylaws of Better
Solutions, Inc.;
b) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Better
Solutions, Inc. or upon the properties or business of Better Solutions, Inc.; or
c) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

2.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award, or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Better Solutions, Inc.

2.8 Labor Relations. Better Solutions, Inc. is not a party to any collective bargaining agreement governing its employees. To the best knowledge of Better
Solutions, Inc., there is no pending or threatened election for union representation of Better Solutions, Inc. employees.

2.9 Brokers or Finders. No broker's or finder's fee will be payable by Better
Solutions, Inc. in connection with the transactions contemplated by this
Agreement, nor will any such fee be incurred as a result of any actions by
Better Solutions, Inc.

2.10 Authority to Execute and Perform Agreements. Better Solutions, Inc. has the
full legal right and power and all authority and approval required to enter into, execute, and deliver this Agreement, and the other agreements contemplated hereby, and to perform fully the obligations thereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of Better
Solutions, Inc. enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights.

2.11 Representations and Warranties on Closing Date. The representations and warranties contained in this Article shall be true and complete on the Closing
Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                                    ARTICLE 3
                                    ---------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                    OF WHAI, EDWARD SICELOFF AND JOSEPH PRUGH
                    -----------------------------------------

WHAI, EDWARD SICELOFF AND JOSEPH PRUGH hereby represent to Better Solutions,
Inc. and Shareholders that:

3.1 Organization. WHAI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. There are no outstanding subscriptions, rights, options, warrants, or other agreements obligating WHAI to issue, sell, or transfer any stock or other securities of
WHAI. The authorized capital stock of WHAI consists of 200,000,000 shares of
Common Stock, $.0001 par value, and 100,000,000 shares of preferred stock. All of the issued and outstanding shares of WHAI are duly and validly issued, fully paid, and nonassessable. Shareholders are the owners of record and beneficially of the number of shares of the Common Stock of WHAI free and clear of all liens, rights, claims, and encumbrances, and which shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

3.2 Articles of Incorporation and By-laws. The copy of the Certificate and
By-laws of WHAI and any amendments to each which have been delivered to Better
Solutions, Inc. are true, correct, and complete. The minute books of WHAI are true, correct, and complete.

3.3 Financial Statements. Schedule 3.3 consists of the audited Balance Sheet of
WHAI as of February 28, 2002 (the Balance Sheet) and related statements of operations for the quarters then ended (collectively the Financial Statements).
The Financial Statements fairly represent the financial position of WHAI as of such date and the results of its operations for the period then ended. The
Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated herein. The books of account and other records of WHAI, financial or otherwise, are in all respects complete and correct and are maintained in accordance with good business and accounting practices.

3.4 Absence of Changes. Since the date of the most recent Financial Statements required by Section 3.3 there has not been any change in the financial condition or operations of WHAI, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

3.5 Taxes. WHAI has prepared and filed all appropriate federal tax returns of every kind and category (including without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or any assessments received by it or has made adequate provision for the payment thereof. There are no present disputes as to taxes of any nature payable by WHAI.

3.6 Compliance With Laws. WHAI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of WHAI.

3.7 No Breach. The execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated hereby will not:
a) violate any provision of the Certificate of Incorporation or Bylaws of WHAI;
b) violate, conflict with, or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which WHAI is a party or by or to which it or any of its assets or properties may be bound or subject;
c) violate any order, judgment, injunction, award or decree of any court, arbitrator, or governmental or regulatory body against, or binding upon, WHAI or upon the properties or business of WHAI; or
d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

3.8 Actions and Proceedings. There is no outstanding order, judgment, injunction, award, or decree of any court, governmental or regulatory body or arbitration tribunal against or involving WHAI.

3.9 Labor Relations. WHAI is not a party to any collective bargaining agreement governing its employees. To the best knowledge of WHAI, there is no pending or threatened election for union representation of WHAI's employees.

3.10 Brokers or Finders. No broker's or finder's fee will be payable by WHAI in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by WHAI.

3.11 Authority to Execute and Perform Agreements. WHAI has the full legal right and power and all authority and approval required to enter into, execute, and deliver this Agreement, and the other agreements contemplated hereby, and to perform fully the obligations thereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of WHAI enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights.

3.12 Representations and Warranties on Closing Date. The representations and warranties contained in this Article shall be true and complete on the Closing
Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

3.13 Joseph Prugh and Edward Siceloff represent that upon closing of the purchase of the shares, they will timely file at their expense all required reports with the Securities and Exchange Commission including but not limited to: Form 4 and Schedule 13D. Joseph Prugh and Edward Siceloff intend to comply with all applicable securities rules and regulations.

13.14 Joseph Prugh and Edward Siceloff are the sole officers and directors of
WHAI. WHAI, Joseph Prugh and Edward Siceloff represent that Joseph Prugh and
Edward Siceloff are not nominees for any other person. Joseph Prugh and Edward
Siceloff represent that no third party has provided the Company with any funding in the past other than as disclosed in WHAI's SB-2 and all amendments thereto including but not limited to any funds used for the following purposes:
a) payment to any officer, director, consultant or other person associated with the Company in any capacity regardless of how remote pertaining to WHAI;
b) to fund the acquisition of any other companies;
c) to fund the Company's purchase of any assets of any other companies;
d) to fund any merger or acquisition activities on behalf of the Company; and
e) to fund the day-to-day operations of the Company.

13.15 Legal Representation and Conflict of Interest. WHAI, Edward Siceloff and
Joseph Prugh represent that they have consulted with their own attorney and not relied upon, sought or received advice from any person at the law firm of
Hamilton, Lehrer & Dargan, P.A. or Brenda Hamilton regarding the transactions contemplated herein and that they have carefully read and fully understand all of the provisions of the Agreement. WHAI, Edward Siceloff and Joseph Prugh
represent that they waive all conflicts of interest that exist or may have previously existed as a result of any current or prior legal representation provided to WHAI, Edward Siceloff and Joseph Prugh by Hamilton, Lehrer & Dargan
P.A. and Brenda Hamilton.

13.16 WHAI, Edward Siceloff and Joseph Prugh hereby jointly and severally agree to indemnify, defend and hold harmless Better Solutions, Inc., it's officers, directors, employees, agents, consultants, and Shareholders from any and all charges, complaints, grievances, claims, liabilities, obligations, promises, agreements, causes of action, rights, controversies, liens, demands, damages, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, without limitation arising out of or in any way related to this Agreement.

13.17 No Reliance Upon Representation. WHAI, Edward Siceloff and Jospeh Prugh
represent that in executing this Agreement they have not relied and do not rely upon any representation or statement other than those set forth herein.

                                    ARTICLE 4
                                    ---------
              COVENANTS OF BETTER SOLUTIONS, INC. AND SHAREHOLDERS
              ----------------------------------------------------

4.1 Conduct of Business. Prior to the Closing, Better Solutions, Inc. shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written consent of WHAI, except in the regular course of business. Better Solutions, Inc. shall not amend its Articles of
Incorporation or By-laws, declare dividends, incur additional or newly funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any Balance Sheet receivable for less than its stated
amount, pay more on any liability than its stated amount, or enter into any other transactions other than in the course of business.

4.2 Preservation of Business. From the date hereof through the Closing Date,
Better Solutions, Inc. shall preserve its business organization intact, keep available the services of its current officers, employees, consultants, and agents, maintain its present suppliers and customers and preserve its good will.

4.3 Litigation. Better Solutions, Inc. shall immediately notify WHAI of any lawsuits, claims, proceedings, or investigations which after the date hereof are threatened or commenced against Better Solutions, Inc. or against any officer, director, or shareholder with respect to the business of Better Solutions, Inc.

4.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, Better Solutions, Inc. shall conduct its business in such a manner so that the representations and warranties contained in Article 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:
a) promptly give notice to WHAI of any event, condition, or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties untrue, incomplete, insufficient, or constitute a violation or breach of this agreement; and
b) supplement the information contained herein in order that the information contained herein is kept true, current, complete, and accurate.

                                    ARTICLE 5
                                    ---------
                                COVENANTS OF WHAI
                                -----------------

WHAI covenants to Better Solutions, Inc. and Shareholders that:

5.1 Conduct of Business. Prior to the Closing, WHAI shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written consent of Better Solutions, Inc., except in the regular course of business. WHAI shall not amend its Articles of Incorporation or
Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any Balance Sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transactions other than in the course of business.

5.2 Preservation of Business. From the date hereof through the Closing Date,
WHAI shall preserve its business organization intact, keep available the services of its current officers, employees, consultants, and agents, maintain its present suppliers and customers and preserve its good will.

5.3 Litigation. WHAI, EDWARD SICELOFF AND JOSEPH PRUGH shall immediately notify
Better Solutions, Inc. of any lawsuits, claims, proceedings, or investigations which after the date hereof are threatened or commenced against WHAI or against any officer, director, or shareholder with respect to the business of WHAI.

5.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, WHAI shall conduct its business in such a manner so that the representations and warranties contained in Article 3 shall continue to be true and correct on and as of the Closing Date, and as if made on and as of the Closing Date and shall:
a) promptly give notice to Better Solutions, Inc. of any event, condition, or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties untrue, incomplete, insufficient, or constitute a violation or breach of this Agreement; and
b) supplement the information contained herein in order that the information contained herein is kept true, current, complete, and accurate.

                                    ARTICLE 6
                                    ---------
                              ADDITIONAL COVENANTS
                              --------------------

6.1 Corporate Examinations and Investigations. Prior to the Closing Date, WHAI
and Better Solutions, Inc. shall each be entitled, through there employees and representatives, to make such investigation of the assets, properties, business, and operations, books, records and financial condition of the other as they each may reasonably require. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants, or agreements of the other party under this Agreement. In order that each party may investigate as it may wish the business and affairs of the other, each party shall furnish the other during such period with all such information and copies of such documents concerning the affairs of it as the other party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other parties all material facts affecting its financial condition, business operations, and the conduct of operations.

6.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

6.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.
Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are conditions precedent to the Closing.

6.4 Confidentiality. In the event the transactions contemplated by this
Agreement are not consummated, WHAI and Better Solutions, Inc. agree to keep confidential any information disclosed to each other in connection therewith for a period of two (2) years from the date hereof; provided, however, such obligation shall not apply to information which:
a) at the time of disclosure was public knowledge;
b) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or
c) the receiving party had within its possession at the time of disclosure.

                                    ARTICLE 7
                                    ---------
             CONDITIONS PRECEDENT TO THE OBLIGATION OF WHAI TO CLOSE
             -------------------------------------------------------

The obligation of WHAI to complete the Closing is subject, at the option of
WHAI, to the fulfillment on or prior to the Closing Date of the following
Conditions, any one or more of which may be waived by WHAI in writing:

7.1 Representations and Covenants. The representations and warranties of Better
Solutions, Inc. and Shareholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Better Solutions, Inc. and
Shareholders shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Better Solutions,
Inc. and Shareholders on or prior to the Closing Date.

7.2 Governmental Permits and Approvals in Corporate Resolutions. Any and all
permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of
Directors of Better Solutions, Inc. shall have approved the transactions contemplated by this Agreement, and Better Solutions, Inc. shall have delivered to WHAI, if requested, resolutions by its Board of Directors certified by the
Secretary of Better Solutions, Inc. authorizing the transactions contemplated by this Agreement.

7.3 Satisfactory Business Review. WHAI shall have satisfied itself, after receipt of consideration of the Schedules and after WHAI and its representatives have completed the review of the business of Better Solutions, Inc. contemplated by this Agreement, that none of the information revealed thereby or in the
Financial Statements is materially misleading or untrue which could result in a materially adverse change in the assets, properties, business, operations, or condition (financial or otherwise) of Better Solutions, Inc.

7.4 No Material Adverse Change. Between the date of this Agreement and the
Closing Date: (a) there shall have been no material adverse change to Better
Solutions, Inc. or its business, financial position, or results of operation, excluding events which affect companies generally; (b) there shall have been no adverse federal, state, or local legislative or regulatory change affecting in any material respect the services, products, or business of Better Solutions,
Inc.; and (c) none of the properties or assets of Better Solutions, Inc. shall be damaged by fire, flood, casualty, act of God, or the public enemy or other cause (regardless of insurance coverage for such damage) which damage may, in the reasonable opinion of WHAI, have a material adverse affect on Better
Solutions, Inc.

7.5 Litigation. No material action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted by any governmental or regulatory body to restrain, modify, or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of Better Solutions Inc., and shareholders an adverse affect on the assets, properties, business, operations, or condition (financial or otherwise)
of Better Solutions, Inc.

7.6 Stockholder Approval. Better Solutions, Inc. will obtain Shareholders approval for the Share exchange Plan as represented in this Agreement within 10 days of the signing of this Agreement. If less than 100% of Better Solutions,
Inc. Shareholder approval is given, either party may cancel the Agreement.

7.7 Review of Financial Statements. WHAI and/or its designated representatives shall complete a satisfactory review of Financial Statements of Better
Solutions, Inc. provided to WHAI immediately prior to Closing in accordance with the provisions herein.

                                    ARTICLE 8
                                    ---------
                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                    -----------------------------------------
                BETTER SOLUTIONS, INC. AND SHAREHOLDERS TO CLOSE
                ------------------------------------------------

The obligation of Better Solutions, Inc. and Shareholders to complete the
Closing is subject, at the option of Better Solutions, Inc. and Shareholders, to the fulfillment on or prior to the Closing Date of the following Conditions, any one or more of which may be waived by Better Solutions, Inc. and Shareholders in writing:

8.1 Representations and Covenants. The representations and warranties of WHAI,
Edward Siceloff and Joseph Prugh contained in this Agreement shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. WHAI, Edward Siceloff and Joseph
Prugh shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by WHAI on or prior to the Closing Date.

8.2 Governmental Permits and Approvals in Corporate Resolutions. Any and all
permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of
Directors of WHAI shall have approved the transactions contemplated by this
Agreement, and WHAI shall have delivered to Better Solutions, Inc. and
Shareholders, if requested, resolutions by its Board of Directors certified by the Secretary of WHAI authorizing the transactions contemplated by this
Agreement.

8.3 Satisfactory Business Review. Better Solutions, Inc. and Shareholders shall have satisfied themselves, after receipt of the Schedules, and after Better
Solutions, Inc. and Shareholders and their representatives have completed the review of the business of WHAI contemplated by this Agreement, that none of the information revealed thereby or in the Financial Statements has resulted in, or in the opinion of Better Solutions, Inc. and Shareholders may result in, an adverse change in the assets, properties, business, operations or condition
(financial or otherwise) of WHAI.

8.4 No Material Adverse Change. Between the date of this Agreement and the
Closing Date: (a) there shall have been no material adverse change to WHAI or its business, financial position, or results of operation excluding events which affect companies business generally; (b) there shall have been no adverse federal, state, or local legislative or regulatory change affecting in any material respect the services, products or business of WHAI; and (c) none of the properties or assets of WHAI or its subsidiaries shall be damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damage may, in the opinion of Better
Solutions, Inc. , have a material adverse affect on WHAI.

8.5 Litigation. No action, suit, or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of Better Solutions, Inc. and Shareholders, a material adverse affect on the assets, properties, business, operations, or condition (financial or otherwise)
of WHAI.

8.6 WHAI will obtain Shareholders approval for the Share exchange Plan as represented in this Agreement within 10 days of the signing of this Agreement.
If less than 100% of WHAI Shareholder approval is given, either party may cancel the Agreement.

8.7 Review of Financial Statements. Better Solutions, Inc. and/or its designated representatives shall complete a satisfactory review of Financial Statements of
WHAI immediately prior to Closing in accordance with the provisions herein.

8.8 Other Documents. WHAI shall have delivered such other documents, instruments, and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may reasonably be requested in furtherance of the provisions of this Agreement.

                                    ARTICLE 9
                                    ---------
                               COMPLIANCE OF WHAI
                               ------------------

WHAI is subject to the requirement to file reports pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934 and has filed all reports and other materials required to be filed there under.

                                   ARTICLE 10
                                   ----------
                                 INDEMNIFICATION
                                 ---------------

Subject to the limitations on the survival of representations and warranties contained in Article 9, WHAI hereby agrees to indemnify, defend and hold harmless Better Solutions, Inc. and Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of WHAI contained in this
Agreement or in any document or other writing delivered pursuant to this agreement.

                                   ARTICLE 11
                                   ----------
                            TERMINATION OF AGREEMENT
                            -------------------------

This Agreement may be terminated prior to the Closing Date as follows:
(a) at the election of WHAI, if any one or more of the conditions precedent to the obligations of WHAI to close has not been fulfilled as of the Closing Date;
(b) at the election of Better Solutions, Inc. or Shareholders, if any one or
more of the conditions precedent to the obligations of Better Solutions, Inc. or
Shareholders to close has not been fulfilled as of the Closing Date;
(c) at the election of WHAI, if Better Solutions, Inc. or Shareholders have breached any material representations, warranties, covenants, or agreements contained in this Agreement;
(d) at the election of Better Solutions, Inc. or Shareholders, if WHAI has
breached any of the representations, warranties, covenants, or agreements contained in this Agreement;
(e) at the election of Better Solutions, Inc. and Shareholders, if any legal proceeding, inquiry or investigation is commenced, pending or threatened by any governmental or regulatory agency or other person directed against the consummation of the Closing, any shareholder, consultant or other transaction contemplated under this Agreement, and either WHAI or Better Solutions, Inc. and
Shareholders, as the case may be in their sole discretion deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;
(f) at any time on or prior to the Closing Date, by written notice by Better
Solutions, Inc. and Shareholders to WHAI; or
(g) if this Agreement is terminated and the transactions contemplated hereby are not consummated as described herein, this Agreement shall become null and void and of no further force and effect, except for the provisions relating to the obligation of the parties to keep information confidential. None of the parties shall have any liability in respect of a termination of this Agreement.

                                   ARTICLE 12
                                   ----------
                             SECURITIES LAW MATTERS
                             ----------------------

12.1 Disposition of Shares. The shares of WHAI stock to be issued to the
Shareholders of Better Solutions, Inc. pursuant to the Exchange Offer may not be sold, transferred or otherwise disposed of, except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or an effective registration statement filed by WHAI pursuant to Securities Act of
1933, as amended.

12.2 Legend. All certificates representing WHAI shares issued to Shareholders pursuant to the Exchange Offer shall bear the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY
NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i)
REGISTRATION UNDER THE SECUIRTIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE
SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL,
SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE
EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITES ACT OF 1933 AND
APPLICABLE STATE SECURITIES LAWS.

                                   ARTICLE 13
                                   ----------
                                  MISCELLANEOUS
                                  -------------

13.1 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party at any time from the signing hereof and until the Closing Date without advance approval in writing of the form and substance thereof by the representative of the other party.

13.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing by a party or by an attorney to a party and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or overnight or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four days after the date of mailing, as follows:

(a) If to Better Solutions, Inc., to:   Better Solutions, Inc.
                                        -----------------------------

                                        -----------------------------

                                        -----------------------------

(b) If to Shareholders, to:             -----------------------------

                                        -----------------------------

                                        -----------------------------

13.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the shares and related transactions, and supercede all prior agreements, written or oral, with respect thereto.

13.4 Waivers and Amendments. This Agreement may be amended, modified, superceded, canceled, renewed, or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power, or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

13.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Pennsylvania.

13.6 No Assignment. This Agreement is not assignable except by operation of law.

13.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13.8 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

13.9 Counterpart. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

13.10 Arbitration. Any controversy or claim, between Better Solutions, Inc. or
Shareholders and WHAI, or between any one or more of the individual parties hereto, whether involving such individual as a shareholder, director, officer, or an employee, or as an associate of such person, and directly or indirectly relating to any of the matters set forth herein, shall, except as hereinafter otherwise expressly provided, be submitted to and settled by arbitration in the
State of Pennsylvania, in accordance with the rules of the American Arbitration
Association.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

WORLD HEALTH ALTERNATIVES, INC., a Florida Corporation

__________________________________     By:___________________________________
Edward Sicleoff, Director and President   Joseph Prugh, Vice President and Director

__________________________________     By:___________________________________
Edward Sicleoff, an individual            Joseph Prugh, an individual

Better Solutions, Inc., a Pennsylvania Corporation.

__________________________________     By:___________________________________
Secretary                                 President

SHAREHOLDERS OF BETTER SOLUTIONS INC.:

----------------------------------
Rich McDonald

----------------------------------
Marc Roup